SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------
                       POST EFFECTIVE AMENDMENT NUMBER ONE
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------


                                TRSG, Corporation
                               -------------------
             (Exact name of registrant as specified in its charter)



         Delaware                          87-045382
         ---------                         -----------------
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
incorporation or organization)




            3095 East Patrick Lane, Suite 1, Las Vegas, Nevada 89120
            --------------------------------------------------------
                    (Address of principal executive offices)

                    The 2002 Benefit Plan of TRSG Corporation
                    -----------------------------------------
                            (Full title of the plan)



             Richard A. Bailey, 3095 East Patrick Lane, Suite 1, Las
                Vegas, Nevada 89120 (Name, address, including zip
                           code, of agent for service)

   Telephone number, including area code, of agent for service: (702) 938-9316
                                     ------


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Item 9.  Undertakings.

         Pursuant to the undertakings set forth in paragraph (a) (3) of Item 9 of the Registration Statement on Form S-8, as amended, file number 333-76354 (The "Form S-8"), filed January 7, 2002, TRSG Corporation (the "Company") hereby removes from registration any and all remaining shares of common stock registered under its Form S-8 which have not been issued or reserved for issuance under The 2002 Benefit Plan of TRSG Corporation as of the date specified herein below.

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the S-8 Registration Statement File Number 333-76354, filed January 7, 2002 to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada on June 6, 2002.

                                                     TRSG, Corporation


                        By: /s/ Richard A. Bailey
                        -------------------------------------
                        Richard A. Bailey, as President
                                    and Director


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                            Title                    Date


 /s/ Richard A. Bailey               Director                 June 6, 2002
-------------------------------
Richard A. Bailey.


   /s/ Florian R. Ternes             Director                 June 6, 2002
--------------------------------
Florian R. Ternes






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